                                                                   EXHIBIT 10.21



                           SOFTWARE LICENSE AGREEMENT

This License Agreement ("Agreement") made as of October 1, 1993, between Softbridge Inc., a corporation incorporated under the laws of the Commonwealth of Massachusetts having its principal place of business at 125 CambridgePark Drive, Cambridge, Massachusetts 02140 ("Softbridge") and Kofax Image Products ("Customer") having its principal place of business at 3 Jenner Street, Irvine, CA 92718.

                                   WITNESSETH

WHEREAS, Softbridge has developed and owns certain computer software known as Softbridge Basic Language herein after referred to as "Product"; and,

WHEREAS, Softbridge desires to license Product to Customer and Customer desires to license Product from Softbridge on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, license grant and mutual covenants contained herein, the parties hereto agree as follows:

                                    SECTION I

                                   DEFINITIONS

1.1 "Product" - Product refers to components of the current release of Softbridge Basic Language ("SBL"), as described in Exhibit A, that is supplied to Customer under the terms of this Agreement. Product shall be provided in the form of a run-time version.

1.2 "Documentation" - Documentation shall mean the "SBL - Language Reference Manual" and the "SBL - API Reference Manual".

1.3 "Product Releases" - A new Release is a major enhancement of Product and identified with an integer version number i.e., Release 2.0.

1.4 "Maintenance Release" - A Maintenance Release updates an existing Release by correcting documented bugs or adds minor features and is identified by a decimal integer appended to the Product Release number. i.e. Release 2.1.

1.5 "Customer" - Customer shall mean Kofax Image Products and its authorized affiliates and subsidiaries.

1.6 "Application"- The set of current software programs into which Customer wishes to integrate Product, as described in Exhibit C. Should Customer wish to integrate Product into future software programs, it shall provide an update Exhibit to C, and such software programs shall be covered by the terms and conditions of this Agreement.

1.7 "Product Platform" - Product Platform shall refer to a copy of the Product which runs within a particular operating environment, such as, Microsoft's Windows or IBM's OS/2.




                                                          CONFIDENTIAL TREATMENT

                                    SECTION 2

                             LICENSE OF THE PRODUCT

2.1 License. Subject to the terms and conditions of this Agreement, including the payment of fees (see section 2.2), Softbridge hereby grants to Customer a personal, non-exclusive, non-transferable, worldwide license to incorporate the Product in Customer's proprietary computer software Application(s), as described in Exhibit C, and thereafter market, license and sub-license, without restriction, the Customer's Application(s) which incorporate, have access to, and utilize the Product and any modifications, enhancements and alterations made by the Customer thereto.

Notwithstanding, the Customer may not sub-license the Product to any third party for the purpose of embedding the Product into another software product nor may the Customer sub-license the Product alone.

2.2 Consideration. The consideration which the Customer shall pay to Softbridge for the foregoing license of the Product shall be composed of a one-time license fee and a royalty payment based on revenues of the Customer's Application(s). The timetable for and description of these payments are detailed in Exhibit B of this Agreement.

2.3 Proprietary Rights. The Customer agrees that the Product is and shall remain the sole property of and proprietary to Softbridge. Nothing in this Agreement shall diminish or extinguish these rights and no title to or ownership of the Product is transferred to the Customer. Softbridge agrees that all modifications, enhancements and alterations made by or exclusively for the Customer to the Product shall be and remain the sole property of and proprietary to the Customer. Nothing in the Agreement shall diminish or extinguish these rights and no rights to such modifications, enhancements and alterations are granted hereby to Softbridge.

2.4 Delivery of Product. Upon the execution of this Agreement, Softbridge shall deliver to the Customer the Product,(by magnetic diskettes or other media for installation on the Customer's computers) and such other diskettes, tapes, manuals, routines, development materials and other information as may relate to or comprise the Product including without limitation the items described on Exhibit A hereto. The Product will be shipped to the Customer (at the address set forth on the signature page or such address specified by the Customer in writing.) F.O.B. Cambridge, Massachusetts. Softbridge may package and ship the product in any commercially reasonable manner.

2.5 Taxes. Prices and fees are exclusive of and Customer is responsible for all applicable sales, use, personal property, excise or other similar taxes or export and import taxes, duties and charges, however designated. Consequently, in addition to the payments due hereunder, the amount of any present or future sales, use, personal property, or other similar tax and export and import taxes, duties and charges which become due based on the transactions provided for in this Agreement shall be paid directly by the Customer or reimbursed by the Customer to Softbridge, as necessary.

                                    SECTION 3

                             SUPPORT AND MAINTENANCE

Softbridge will provide Product support and maintenance to the Customer as described in Exhibit B.

                                    COVENANTS

4.1 Confidentiality. Each party hereto covenants that it will keep confidential any confidential information relating to the Product or to the other party's business, finances, marketing and technology to which it obtains access and that it will take all reasonable precautions to protect such confidential information of the other party or any part thereof from any use, disclosure or copying, except to the extent technical information relating to the Product is used, by the Customer for the purpose of (i) developing Application programs incorporating the Product, (ii) obtaining any necessary governmental approvals, or (iii) otherwise performing its rights or obligations as contemplated by this Agreement. Confidential information of a party shall not include information which (i) is or becomes available to the public through no fault of the other party, (ii) is disclosed to the other party by a third party who had lawfully obtained such information and without a breach of such third party's confidentiality obligations, (iii) is developed independently by the other party, or (iv) the party has given written permission to the other party to not keep confidential.

4.2 Injunctive Relief. In the event of a breach of any of the provisions of
Section 4.1, the Customer agrees that Softbridge will not have an adequate remedy at law, and accordingly the Customer agrees that Softbridge, in addition to any other available legal or equitable remedies, is entitled to seek injunctive relief against such breach without any requirement to post bond as a condition of such relief.

4.3 Copyright Protection. Neither Softbridge nor the Customer shall publish or distribute the Product in a manner which would jeopardize or preclude protection thereof under applicable copyright laws, or would diminish the trade secret status of the Product.

4.4 Reverse Compiling. The Customer shall not attempt to create or permit others to attempt to create, by reverse compiling or disassembling or otherwise, any part of the source program for the Product from the object code or from other information made available to the Customer.

4.5 Copies. The Customer may make machine readable copies of each Product and copies of the Documentation and other documents as necessary for the use authorized in this Agreement. All copies, whether in machine readable, printed, or other form, are part of the Product and the Customer must include on all such material Softbridge's notice of its proprietary rights in the form set forth in the Product as delivered to the Customer.

4.6 Access. The Customer may make the Product accessible to its employees and agents only, to the extent needed to exercise the licenses granted hereunder.

4.7 General Payment Terms. Softbridge reserves the right to charge interest on past due amounts at a rate equal to twelve percent (12%) per annum. In the event that Softbridge is required to take legal action to collect unpaid amounts and Softbridge is successful in such action, the Customer shall reimburse all costs and reasonable attorneys fees incurred by Softbridge in such collection.

4.8 Software Certification. Softbridge may, at any time, require Customer to certify in writing that Customer has performed its obligations pursuant to this Software License Agreement.

4.9 Product Source Code. Provided all monies due Softbridge have been paid and that Customer has complied with the terms of this Agreement, Customer shall have the option to license Product Source Code at Softbridge's then prevailing charges, terms, and conditions. Notwithstanding the above, the one-time fee for licensing the source code on the date of this Agreement is acknowledged to be [*]. If Customer exercises its option to license the source code, the fee charged to Customer shall be the lesser of the current prevailing charges as published by Softbridge, or the current [*] fee (increased by a prorated annual percentage of 10%). This option expires January 1, 1995.

At the request of Customer and with a mutually agreed upon escrow agreement in place, Softbridge shall deposit one complete current copy of the source code which comprises the Product with a mutually agreeable escrow agent and shall promptly update the deposit to reflect the source code of the most recent Product as Maintenance Releases and Product Releases are made. Customer will assume all costs and expenses associated therewith including time and handling changes at Softbridge's current rates.

                                    SECTION 5

                          WARRANTY AND INDEMNIFICATION

5.1 Express Warranties. Softbridge hereby represents and warrants to Customer that (i) Softbridge has all rights, absolute title and interest in and to the Product subject to no adverse claim, lien, encumbrance or license or rights of any nature of any third party, including, but not limited to, ownership, patent, trademark, copyright or trade secrecy claims or rights of any kind, (ii) the Product will substantially conform to its published specifications. (iii) the Product is not in the public domain and does not infringe upon any intellectual property rights of any other person, and (iv) Softbridge has the full and unrestricted right, power and authority to enter into this Agreement, to license the Product to the Customer and to consummate the transactions contemplated hereby.

This warranty is limited and shall not apply to: (a) Components of the Product not of Softbridge origin, or (b) failure of the Product to satisfy this warranty if determined by Softbridge to result from (i) improper use of the Product, (ii) operation of the Product outside the environmental conditions specified on the User Documentation, (iii) modifications to the Product not made by Softbridge,
(iv) other conditions external to the Product that occur following delivery of the Product by Softbridge, or (v) any Release of the Product that is designated "beta test software" or "pre-release software" by Softbridge.

5.2 EXCLUSION OF IMPLIED WARRANTIES. ANY AND ALL OTHER WARRANTIES AS TO THE PRODUCT AND USER DOCUMENTATION, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR USE, ARE SPECIFICALLY EXCLUDED, WAIVED AND NEGATED. SOFTBRIDGE MAKES NO WARRANTIES AS TO THE ACCURACY OR COMPLETENESS OF USER DOCUMENTATION OR THAT THE PRODUCT IS ERROR FREE.

5.3 LIMITATION OF LIABILITY. (a) NEITHER SOFTBRIDGE NOR ANYONE ELSE WHO HAS BEEN INVOLVED IN THE CREATION, PRODUCTION OR DELIVERY OF THE PRODUCT SHALL BE LIABLE FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, SUCH AS, BUT NOT LIMITED TO, LOSS OF ANTICIPATED PROFITS OR BENEFITS, LOSS RESULTING FROM THE USE OF THE PRODUCT OR ARISING OUT OF ANY BREACH OF ANY WARRANTY. EXCEPT AS EXPRESSLY PROVIDED ABOVE, SOFTBRIDGE SHALL HAVE NO LIABILITY FOR ANY CLAIM OF ANY KIND OR NATURE, INCLUDED BUT NOT LIMITED TO SOFTBRIDGE'S NEGLIGENCE, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, OR IN CONNECTION WITH ANY USE OR OTHER EMPLOYMENT

*  Such portions are filed under an application for confidential treatment.

OF ANY PRODUCT LICENSED TO THE CUSTOMER HEREUNDER, WHETHER SUCH LIABILITY ARISES FROM ANY CLAIM BASED UPON CONTRACT, WARRANTY, OR OTHERWISE, WHICH MAY BE ASSERTED BY THE CUSTOMER.

(b) SOFTBRIDGE'S LIABILITY TO THE CUSTOMER FOR DIRECT LOSS OR DAMAGE WHETHER IN NEGLIGENCE, CONTRACT OR OTHERWISE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, OR THE OPERATION OR FAILURE TO OPERATE OF THE PRODUCT, SHALL IN ANY EVENT BE LIMITED IN RESPECT OF ANY ONE INCIDENT OR SERIES OF CONNECTED INCIDENTS TO THE SUM OF THE MONIES PAID TO SOFTBRIDGE BY THE CUSTOMER UNDER THIS AGREEMENT.

5.4 Notification. Each party shall notify the other in writing of any claim or other legal proceeding involving the Product promptly after it becomes aware of any such claim of proceeding. The Customer will also report promptly to Softbridge all claimed or suspected failures of the Product to conform to the Documentation promptly after the Customer becomes aware of any such claimed or suspected failure, during the first year of this Agreement.

5.5 Indemnification by Softbridge. Softbridge represents the Product as delivered to the Customer does not infringe any valid claim of copyright or trademark of any third party, or any valid claim under any U.S. patent that has issued as of the date of delivery. Softbridge will defend, indemnify and hold harmless the Customer against any claim of infringement of the aforementioned rights, provided that the Customer gives Softbridge prompt written notice thereof, grants Softbridge sole control of the defense and any related settlement negotiations and cooperates with Softbridge in the defense of such claim. In the event that use of the Product is finally enjoined, Softbridge, at its option, will either (i) procure for Customer the right to use that Product,
(ii) replace the Product with a substantially equivalent program the use of which is not so enjoined, or (iii) refund the license fee paid for the Product. Notwithstanding the foregoing, Softbridge shall have no liability to Customer if the infringement results from (a) use of the Product in combination with particular software or hardware, if such infringement would not have resulted from the use of the Product with other software or hardware, whether or not such other software or hardware is capable of performing the same functions as the particular software or hardware actually used in combination with the Product,
(b) modifications to the Product not made by Softbridge if such infringement would have been avoided by the absence of such modification, or (c) use of other than the version of the Product most recently offered to Customer if such infringement would have been avoided by use of such a current version. THE FOREGOING STATES THE ENTIRE LIABILITY OF SOFTBRIDGE WITH RESPECT TO INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OR CONTRACTUAL RIGHTS OF THIRD PARTIES BY THE PRODUCT(S) OR ANY PARTS THEREOF.

5.6 Exclusive Remedies. The Customer's exclusive remedies for any claims against Softbridge arising out of the Agreement shall be limited to the following, at the option of Softbridge: (a) replacement by Softbridge of the Product with software that functions substantially in accordance with the User Documentation;
(b) repair by Softbridge of the Product, by patch or work around, so that it functions substantially in accordance with the User Documentation or, (c) refund by Softbridge of the monies paid by Customer and received by Softbridge in respect of the Product. Customer acknowledges that this Section 5.6 limits its remedies in the event that Softbridge has breached any of its obligations to Customer. WITHOUT LIMITING THE FOREGOING, SOFTBRIDGE AND THE CUSTOMER AGREE THAT IF ANY REMEDY HEREUNDER IS DETERMINED TO HAVE FAILED OF ITS ESSENTIAL PURPOSE, ALL LIMITATIONS AND EXCLUSIONS OF LIABILITY SET FORTH HEREIN SHALL REMAIN IN EFFECT.

                                    SECTION 6

                              TERM AND TERMINATION

6.1 Term: Termination for Convenience. This Agreement shall take effect on the date it is executed by Softbridge and shall continue in effect for one year, and thereafter from year to year, unless and until terminated by Customer on thirty
(30) days prior written notice, by Softbridge for noncompliance with any of the terms of this Agreement by Customer, or at any time, by mutual written agreement of the parties.

6.2 Termination for Cause. The occurrence of any of the following events shall constitute a default under the terms of this Agreement:

     a) The default by Customer in the payment of any amount due hereunder, if any, after written notice of a thirty (30) day grace period to allow Customer to cure such default,

     b) The breach by Customer of the provisions of Sections 2.1, 2.3, or, 4.1, if any, after written notice of a thirty (30) day grace period to allow Customer to cure such breach, if such breach can be cured.

6.3 Effect of Termination. If this Agreement is terminated a) the license granted hereunder shall be terminated; b) Customer's right to distribute the licensed Product shall end immediately; and c) Customer shall return or destroy all copies of Product in Customer's possession and certify in writing that all copies of Product have been destroyed or returned.

Notwithstanding any provisions herein to the contrary, following any termination of this Agreement and for so long as thereafter (but not to exceed 12 months) as is necessary for Customer to satisfy, and solely to satisfy, its then existing contractual obligations for maintenance services to its end users, Customer shall have a limited license to use the Product solely for such purposes.

None of Customer's existing sublicenses to its end users for Product in Customer's proprietary computer software application(s) shall be affected by any termination of this Agreement and shall remain in full force and effect until the end of their then respective terms.

6.4 No Damages for Termination. Neither Softbridge nor Customer shall be liable to the other for damages of any kind, including but not limited to lost profits or incidental, punitive or consequential damages, relative to termination of this Agreement in accordance with Section 6.1 or 6.2, even if advised of the possibility of such damages.

6.5 Survival. Sections 2.3 and 4.1, as well as Customer's obligations to pay Softbridge all sums due hereunder, shall survive termination or expiration of this Agreement.

                                    SECTION 7

                            MISCELLANEOUS PROVISIONS

7.1 Headings. Headings in this Agreement are included solely for convenience of reference and are not to be considered part of this Agreement.

7.2 No Joint Venture. This is an Agreement between separate legal entities and neither is the agent or employee of the other for any purpose whatsoever. The parties do not intend to create a partnership or joint venture between themselves. Neither party shall have the right to bind the other to any Agreement with a third party or to incur any obligation or liability on behalf of the other party.

7.3 Waiver. The failure of either party to exercise any of its rights under this Agreement or to require the performance of any term or provision of this Agreement, or the waiver by either party of such breach of this Agreement, shall not prevent a subsequent exercise or enforcement of such rights or be deemed a waiver of any subsequent breach of the same or any other term or provision of this Agreement. Any waiver of the performance of any of the terms or conditions of this Agreement shall be effective only if in writing and signed by the party against which such waiver is to be enforced.

7.4 Validity. If any of the terms and provisions of this Agreement are invalid or unenforceable, such terms or provisions shall not invalidate the rest of the Agreement which shall remain in full force and effect as if such invalidated or unenforceable terms or provisions had not been made a part of this Agreement. In the event this Section 7.4 becomes operative, the parties agree to attempt to negotiate a settlement that carry out the economic intent of the term(s) found invalid or unenforceable.

7.5 Force Majeure. If circumstances beyond the control of the parties shall temporarily make it impossible for either or both of them to perform their agreements hereunder, then the principles of force majeure shall apply and the rights and obligations of the parties shall be temporarily suspended during the force majeure period to the extent that such performance is reasonably affected thereby.

7.6 Notices. All notices and other communications herein provided for shall be sent by postage prepaid, registered or certified mail, return receipt requested, or delivered personally to the parties at their respective addresses as set forth on the first page of this Agreement or to such other address as either party shall give to the other party in the manner provided herein for giving notice. Notice by mail shall be considered given on the date received. Notice delivered personally shall be considered given at the time it is delivered.

7.7 Transfer, etc. Neither party may assign, transfer or delegate this Agreement or any such party's right and obligation hereunder to any third party hereto, without the consent of the other party, which consent shall not be unreasonably withheld. Each party may assign this Agreement and such party's rights and obligations hereunder to a subsidiary or affiliate so long as such party remains primarily liable for its obligations hereunder. In addition, either party may assign this Agreement, and its rights and obligations hereunder, to any party that acquires substantially all of such party's stock or assets relating to that portion of such party's business that is related to the subject of this Agreement. Any attempted assignment, delegation, or transfer in contravention of this Agreement shall be null and void.

7.8 Successors and Permitted Assigns. This Agreement shall inure to the benefit of and be binding upon each of the parties hereto and their respective successors and permitted assigns.

7.9 Complete Agreement. This Agreement contains the whole Agreement between the parties concerning the subject matter hereof and there are no collateral or precedent representations, agreements or conditions not specifically set forth herein.

7.10 Modification or Amendment. Any modification or amendment of any provision of this Agreement must be in writing, signed by the parties hereto and dated subsequent to the date hereof.

7.11 Laws Governing Agreement. The validity of this Agreement and the rights, obligations and relations of the parties hereunder shall be construed and determined under and in accordance with the laws of the State of Massachusetts without giving effect to the conflict of laws rules of such State.

7.12 No Third Party Beneficiaries The provisions of this Agreement are solely for the benefit of the parties hereto, and not for the benefit of any other person, persons or legal entities.

Customer                                  Softbrid

Name  [SIG]                               Name  [SIG]
    -----------------------------             ----------------------------------
Title CFO                                 Title GM
     ----------------------------              ---------------------------------
Date  Feb. 3, 1994                        Date   Feb. 1, 1994
    -----------------------------             ----------------------------------

                                    EXHIBIT A


SBL SOFTWARE DEVELOPMENT KIT (SDK) The set of SBL software and documentation components necessary to integrate SBL into the Application. This set includes

o software files to build a copy of SBL with a Customer specific name that is different than SBL.DLL,

o    C headers files and library files for linking SBL to the Customer's
     Application,

o files containing the SBL on-line documentation required for the integration of the SBL help text into the Customer's Application,

o source files and build scripts for Sb/Edit. Sb/Edit can be modified by Customer and integrated into Application.

o    the SBL - Language Reference Manual,

o    the SBL - API Reference Manual.

The SBL language will implement and conform with the SBL - Language Reference Manual. The SBL Application Programmer's Interface (API) will implement and conform with the SBL - API Reference Manual.

SBL RUNTIME DISK(S)
Contains the Sb/Edit program, SBL.DLL, SBL on-line help files, and example SBL programs.

SBL PRODUCT PLATFORMS

The currently defined Product Platforms for SBL are:
         Windows and Windws/NT Product Platform
Product shall be provided for the Windows Product Platform operating environment initially. Other commercially available Product Platform operating environments will be provided to Customer upon request at no additional license fee.

                                    Exhibit B

1 LICENSE FEES AND ROYALTY PAYMENTS

Customer shall pay to Softbridge for Product a one time license fee and royalty payments as follows:

1.1 ONE TIME LICENSE FEE. Customer shall pay a one time license fee of [*] as follows

         Date                                            Amount
         ----                                            ------

         Upon Agreement execution by Customer            [  *  ]

1.2. ROYALTY FEES

Within 30 days after the last day of each calendar quarter, Customer shall report and pay Softbridge a royalty fee which is [*] multiplied by Customer's Net Revenues for all Customer Application(s) which incorporate, have access to, and utilize the Product commencing with the calendar quarter that Agreement is executed by Customer.

As used in this Agreement, "Net Revenues" means all amounts actually received by Customer from unrelated third parties in respect of the licensing of Customer Applications but not including any taxes, shipping charges, services or like charges.

2 CONVERSION TO OTHER SBL LICENSE ARRANGEMENTS:

2.1 CONVERTING TO UNLIMITED DISTRIBUTION LICENSE:

Customer shall have the option at the beginning of each calendar quarter starting with the quarter that is at least two (2) years after the first commercial shipment of Application which contains SBL to purchase a royalty free, unlimited distribution license at Softbridge's then prevailing prices and terms and shall be entitled to a credit based upon the below schedule:

a) [*] of royalties paid in previous four quarters, plus
b) [*] of royalties paid in the four quarter prior to a), plus
c) [*] of royalties paid in the four quarters prior to b).

2.2 CONVERTING TO OTHER ROYALTY BASED LICENSES:

Customer shall have the option at the beginning of each calendar quarter starting with the quarter that is at least one (1) year after the first commercial shipment of Application which contains SBL to convert to any other royalty based license that Softbridge's currently has available. At time of conversion, Customer will pay royalty and maintenance fees according with the elected royalty plan.

Notwithstanding the above, the other royalty based licensing alternative at the date of this Agreement is acknowledged as described in Exhibit D. Customer is granted an option to convert to that license schedule on the one year anniversary of the first commercial shipment of Application which contains SBL.

*  Such portions are filed under an application for confidential treatment.

3 MAINTENANCE:

Until September 31, 1994, Softbridge will, free of charge, provide i) all Product Releases and Maintenance Releases, as well as ii) up to twelve (12) telephone calls for support to assist Customer in the use of Product. Technical phone support will be provided during Softbridge's normal business hours. Phone support in addition to the aforementioned (12) calls will be billed to Customer at [*] per phone call.

Starting with the calendar quarter beginning October 1, 1994, Softbridge will continue providing Product Releases and up to three (3) telephone support calls on quarterly basis, at no charge to Customer, if at least [*] in royalties are paid in a previous calendar quarter for each Product Platform requested. If royalty payment is below this amount, Customer has the option to pay any difference. If Customer converts to another royalty license schedule, maintenance will continue as long as minimum royalty payments are paid. Phone support in addition to the aforementioned three (3) calls will be billed to Customer at [*] per phone call.




*  Such portions are filed under an application for confidential treatment.

                                    EXHIBIT C

                             CUSTOMER APPLICATION(S)

--------------------------------------------------------------------------------------------------------
Application Name         Description                                Scheduled Release Date
--------------------------------------------------------------------------------------------------------
AISP Document Capture    Application that provides for indexing

System- Indexing         of scanned or imported images.

Module
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

                                   SCHEDULE D

                           SOFTBRIDGE, (embeddable) BASIC LANGUAGE


Royalty Based SBL License Schedule
Effective Date: May 10, 1993


                                  ROYALTY AS NET
                                    SALES % OF               MINIMUM ANNUAL UP
                                     REVENUES                  FRONT PAYMENT

             1st Year                   [*]                         [*]
             2nd Year                   [*]                         [*]
             3rd Year                   [*]                         [*]
             4th Year                   [*]                         [*]
             5th Year and               [*]                         [*]
               beyond

Notes

1. Conversion to an unlimited distribution license is available after two years from initial shipment of customer application that contains SBL. Royalty payments will be credited at

                                     [ * ]
                                     [ * ]
                                     [ * ]

2.   SBL source code is available for an additional one-time charge of [*]

3. Maintenance will continue at no charge if at least [*] in royalties are paid per year.

                                                       CONFIDENTIAL INFORMATION

*  Such Portions are filed under an application for confidential treatment.